FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of October 29, 2014 by and between Iliad Research and Trading, L.P., a Utah limited partnership (formerly known as Iliad Research and Trading, L.P., a Delaware limited partnership) (“Buyer”), and Seaniemac International, Ltd., a Nevada corporation (the “Company”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below).

A. The Company previously sold and issued to Buyer that certain Secured Convertible Promissory Note dated December 2, 2013 in the original principal amount of $667,500.00 (the “Note”) pursuant to that certain Securities Purchase Agreement dated December 2, 2013 by and between Buyer and the Company (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. As set forth in more detail in a certain Event of Default Redemption Notice given by Buyer to the Company on October 1, 2014 (the “Redemption Notice”), the Company failed to timely file its Form 10-K for the period ending December 31, 2013, which failure constitutes an Event of Default under the Note (the “First Default”).

C. As set forth in more detail in the Redemption Notice, the Company also failed to pay to Buyer the Installment Amount that was due and payable under the Note on June 5, 2014 (the “Second Default,” and together with the First Default, the “Defaults”).

D. As a result of the First Default, the interest rate on the Outstanding Balance increased to 22% per annum as of April 1, 2014 (the “Interest Rate Increase”) and the Outstanding Balance also increased by an amount equal to the Default Premium of 125% (the “First Balance Increase”).

E. As a result of the Second Default, the Outstanding Balance again increased by an amount equal to the Default Premium of 125% (the “Second Balance Increase,” and together with the First Balance Increase, the “Balance Increases”).

F. No new or additional consideration is being provided in connection with this Agreement other than the modification of terms as provided herein.

G. Buyer has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from exercising and enforcing remedies against the Company with respect to the Defaults as provided in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Forbearance. Subject to the terms, conditions and understandings contained in this Agreement, and other than with respect to the Balance Increases, Buyer hereby agrees to refrain and forbear from exercising and enforcing its remedies under the Note, any of the Transaction Documents or under applicable laws, with respect to the Defaults, for the period (the “Forbearance Period”) beginning on the date hereof and ending on December 10 2014 (the “Forbearance”), including without limitation, enforcing the Interest Rate Increase during the Forbearance Period. For the avoidance of doubt, the Forbearance shall only apply to the Defaults and not to any Events of Default that may occur subsequent to the date hereof or any Event of Default (other than the Defaults) that occurred prior to the date hereof.

3. Buyer Note Offset. The Company acknowledges that in conjunction herewith, Buyer hereby elects to exercise the Holder Offset Right set forth in Section 32 of the Note (the “Offset”), pursuant to which Buyer is hereby deducting amounts owed by the Company under the Note from the amounts otherwise owed by Buyer under the Buyer Notes, such that following such Offset, each of the Buyer Notes shall be terminated and the Outstanding Balance of the Note shall correspondingly be reduced by the aggregate outstanding balance of the Buyer Notes. In furtherance thereof, together with its execution of this Agreement, the Company agrees to deliver to Buyer any original copies of the Buyer Notes in its possession to facilitate Buyer’s cancellation thereof. In the event the Company does not have possession of any or all of the Buyer Notes, the Company hereby represents and warrants to Buyer that (i) it owns all right, title and interest in and to the Buyer Notes and no other person or entity has any claim, right, or interest in or to the Buyer Notes by virtue of any sale, assignment, encumbrance, hypothecation, transfer or pledge thereof, (ii) the Buyer Notes have been lost, destroyed or otherwise are not in the Company’s possession, and (iii) the Company agrees to indemnify and defend Buyer and its successors and assigns, and to hold the same harmless from and against any and all cost, claim, liability, loss or damage whatsoever which the same may suffer as a result of the Company’s inability to locate the Buyer Notes.

4. Ratification of the Note. The Note shall be and remains in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respects. The Company acknowledges that it is unconditionally obligated to pay the remaining balance of the Note and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. Subject to the terms of Section 5 below, after giving effect to the terms of the Forbearance described herein, the Offset, and the application of the Second Balance Increase, the Outstanding Balance shall be deemed and affirmed to be equal to $300,000.00 and interest shall accrue on such amount at the rate of 8% per annum, as set forth in Section 2 of the Note, as of the date hereof. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Buyer under the Note or the Transaction Documents, as in effect prior to the date hereof.

5. Failure to Comply. The Company understands that the Forbearance shall terminate immediately upon the occurrence of any material breach of this Agreement or upon the occurrence of any Event of Default after the date hereof (or any Event of Default other than the Defaults that occurred prior to the date hereof) and that in any such case, Buyer may seek all recourse available to it under the terms of the Note, this Agreement, any other Transaction Document, or applicable law. For the avoidance of any doubt, the termination of the Forbearance pursuant to this Section shall not terminate, limit or modify any other provision of this Agreement (including without limitation Section 4 hereof). In addition, notwithstanding the parties affirmation of the Outstanding Balance in Section 4 above, in the event the Company fails to cure the First Default prior to the conclusion of the Forbearance Period by becoming current with all of its filing requirements under the 1934 Act and as are necessary to enable Buyer to sell shares of the Company’s Common Stock under Rule 144, the Company agrees that as of the conclusion of the Forbearance Period, the Outstanding Balance shall be deemed and affirmed to be equal to $380,000.00, which increase in the Outstanding Balance reflects the application of the First Balance Increase, and interest shall accrue on such Outstanding Balance at the Default Interest Rate until such time that the First Default is cured.

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6. Section 8 Election. Buyer hereby acknowledges that the Second Default constitutes a Payment Default under the Note. As a result thereof, Buyer has the ability to make a Section 8 Election under Section 8.5 of the Note. In furtherance thereof, by their execution below, each of Buyer and the Company acknowledges and agrees that Buyer is hereby making, and for all purposes shall be deemed to have made as of the date hereof, a Section 8 Election pursuant to Section 8.5 of the Note. Accordingly, effective as of the date hereof, the Company acknowledges that Buyer may determine, in its sole discretion, the Installment Dates and the Installment Amounts under the Note, as set forth in more detail in Section 8.5 of the Note. Notwithstanding the foregoing, in the event the Company becomes current with all of its filing requirements under the 1934 Act and as are necessary to enable Buyer to sell shares of the Company’s Common Stock under Rule 144 prior to the conclusion of the Forbearance Period, Buyer agrees that thereafter, notwithstanding its Section 8 Election made herein, the Installment Amount for any calendar month may not exceed the Installment Amount provided for in Section 8 of the Note unless and until the occurrence of a new Payment Default or any event of default under this Agreement, upon the occurrence of which Buyer shall have all rights and remedies available to it under the Note, including the ability to determine the Installment Amount without limitation as set forth in Section 8.5 of the Note. For the avoidance of doubt, nothing in the previous sentence shall limit or restrict Buyer’s ability to determine the Installment Date or Installment Dates in any given calendar month or to designate multiple Installment Dates in any given calendar month, so long as the total Installment Amount of all installments in any given calendar month does not exceed the Installment Amount provided for in Section 8 of the Note (subject to the conditions set forth in this Section 6).

7. Share Reserve. As an additional condition to Buyer’s agreement to enter into this Agreement, the Company agrees to establish a Share Reserve of 100,000,000 authorized but unissued shares of Common Stock for the benefit of Buyer on or before the date that is five (5) Trading Days from the date hereof.

8. Representations, Warranties and Agreements. In order to induce Buyer to enter into this Agreement, the Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) The Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of the Company, and no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder.

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(b) Any Event of Default which may have occurred under the Note has not been, is not hereby, and shall not be deemed to be waived by Buyer, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of the Company’s obligations under this Agreement. The agreement of Buyer to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default. For the avoidance of any doubt, the Forbearance described herein only applies to the Defaults, and shall not constitute a waiver or forbearance of any other rights or remedies available to Buyer with respect to any other defaults under the Note or other breach of the Transaction Documents by the Company.

(c) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. The Company acknowledges and agrees that Buyer has been induced in part to enter into this Agreement based upon Buyer’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to the Company or which should be known to the Company which the Company has not disclosed to Buyer on or prior to the date hereof which would or could materially and adversely affect the understandings of Buyer expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(d) Except as expressly set forth in this Agreement, the Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of the Company under the terms of the Note or any of the other Transaction Documents.

(e) The Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Buyer, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. The Company hereby acknowledges and agrees that the execution of this Agreement by Buyer shall not constitute an acknowledgment of or admission by Buyer of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

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(f) The Company hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by the Company (or had the opportunity to be represented by counsel). The Company further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(g) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against the Company.

(h) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on the Company, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

(i) The Company is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering the Company insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

(j) To the best of its belief, after diligent inquiry, the Company represents and warrants that, as of the date hereof, no other Event of Default under the Note (nor any material breach by the Company under any of the other Transaction Documents) exists.

(k) In the event the Company successfully cures the First Default during the Forbearance Period, and thereby avoids application of the First Balance Increase described in Section 5 above, then in such event the Company acknowledges that the Default Adjustment described in Section 4.3(a) of the Note will have only been applied with respect to one Event of Default (the Second Default, as set forth in Section 4 above) and may still be applied to one more Event of Default to the extent any Event of Default occurs after the date hereof or Buyer becomes aware of any Event of Default (other than the Defaults) that occurred prior to the date hereof.

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9. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

10. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party consents to and expressly agrees that the exclusive venue for Arbitration (as defined in Exhibit A) of any dispute arising out of or relating to this Agreement or any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder or under any Transaction Document pursuant to the Arbitration Provisions (as defined below), each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims (as defined in Exhibit A) in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. Arbitration. The parties shall submit all Claims arising under this Agreement or any Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit A attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, the Company represents, warrants and covenants that the Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that the Company will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that Buyer may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

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13. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

14. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

15. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between the Company, Buyer, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Buyer nor the Company makes any representation, warranty, covenant or undertaking with respect to such matters.

16. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part. The Company may not assign this Agreement or any of its obligations herein without the prior written consent of Buyer.

18. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, each of the Note and all of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Buyer and the Company. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

19. Time of Essence. Time is of the essence of this Agreement.

20. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to the Company or Buyer shall be given as set forth in the “Notices” section of the Purchase Agreement.

21. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

SEANIEMAC INTERNATIONAL, LTD.

By:	/s/ Barry M. Brookstein
Name:	Barry M. Brookstein
Title:	Chief Executive Officer

BUYER:

ILIAD RESEARCH AND TRADING, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Forebearance Agreement]

EXHIBIT A

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit A, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated the Agreement or in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the Transaction Documents. The parties hereby agree that the arbitration provisions set forth in this Exhibit A (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include default interest on the terms set forth in the Note (“Default Interest”) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Pursuant to Section 78B-11-105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3. Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to the Agreement. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2. Within ten (10) calendar days after the Service Date, Buyer shall select and submit to the Company the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within ten (10) calendar days after Buyer has submitted to the Company the names of the Proposed Arbitrators, the Company must select, by written notice to Buyer, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If the Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Buyer may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to the Company. If Buyer fails to identify the Proposed Arbitrators within the time period required above, then the Company may at any time prior to Buyer designating the Proposed Arbitrators, select the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Buyer. Buyer may then, within ten (10) calendar days after the Company has submitted notice of its selected arbitrators to Buyer, select, by written notice to the Company, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Buyer fails to select in writing and within such 10-day period one of the three arbitrators selected by the Company, then the Company may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to Buyer. Subject to subparagraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; provided, however, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

3.3. An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4. The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings exclusively with any state court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a) Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6. Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond.

(a) All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time as determined by the arbitrator.

(b) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c) Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7. Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8. All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.

3.10. The arbitrator shall have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11. If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12. The arbitrator is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

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